Exhibit 99.1

FOR IMMEDIATE RELEASE

Owens-Illinois, Inc. Commences Cash Tender Offer for any and all
of its Outstanding 7.80% Senior Debentures due 2018

PERRYSBURG, Ohio (March 8, 2017) - Owens-Illinois, Inc. (NYSE: OI) (the “Company”) announced today the commencement of an offer to purchase for cash any and all of its outstanding 7.80% Senior Debentures due 2018 (the “Debentures”). As of March 8, 2017, there was $250.0 million aggregate principal amount of Debentures outstanding. The tender offer is being made pursuant to an Offer to Purchase dated March 8, 2017 (as may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal and Notice of Guaranteed Delivery (as may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer Documents”). The tender offer will expire at 5:00 p.m., New York City time, on March 14, 2017, unless earlier terminated or extended by the Company in its sole discretion (as may be extended, the “Expiration Time”). Tendered Debentures may be withdrawn at any time before the Expiration Time.

Holders of Debentures that are validly tendered and accepted at or prior to the Expiration Time, or who deliver to the tender agent a properly completed and duly executed Notice of Guaranteed Delivery and subsequently deliver such Debentures, each in accordance with the instructions described in the Offer Documents, will receive total cash consideration of $1,071.83 per $1,000 principal amount of Debentures, plus any accrued and unpaid interest to, but not including, the settlement date, which is expected to occur as soon as practicable and is expected to be March 15, 2017.  Holders who validly tender their Debentures pursuant to the guaranteed delivery procedures described in the Offer Documents must deliver their Debentures no later than the close of business on the second business day following the Expiration Time.  For the avoidance of doubt, interest will cease to accrue on the settlement date for all Debentures accepted in the Offer.  We expect the payment for Debentures delivered under the guaranteed delivery procedures to occur on March 17, 2017. Debentures purchased pursuant to the tender offer will be cancelled.

The tender offer is subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase. The tender offer is not conditioned on any minimum amount of Debentures being tendered. The Company may amend, extend or terminate the tender offer, in its sole discretion.

The terms and conditions of the tender offer are described in the Offer Documents. Credit Agricole CIB is serving as the dealer manager for the tender offer. Questions regarding the tender offer may be directed to Credit Agricole CIB, at +1 (866) 807-6030 (U.S. toll-free) and (212) 261-7802 (collect). Copies of the Offer Documents may be obtained from the Information Agent for the tender offer, Global Bondholder Services Corporation at (866) 470-3900 (U.S. toll-free) and (212) 430-3774 (collect), via email at contact@gbsc-usa.com (mailto:contact@gbsc-usa.com), or via the following web address: http://www.gbsc-usa.com/Owens-Illinois/

None of the Company, its board of directors, its officers, the dealer manager, the tender agent, the information agent or the trustee with respect to the Debentures, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Debentures, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Debentures and, if so, the principal amount of Debentures to tender. The tender offer is being made only by the Offer Documents.

None of the Offer Documents have been filed with or reviewed by any federal or state securities commission or regulatory authority of any country, nor has any such commission or authority passed upon the accuracy or adequacy of the Offer Documents. Any representation to the contrary is unlawful and may be a criminal offense.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any Debentures in the tender offer. The tender offer is not being made to holders of Debentures in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer is required to be made by a licensed broker or dealer, the tender offer will be deemed to be made on behalf of the Company by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. It is possible the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the Company’s ability to integrate the Vitro Business in a timely and cost effective manner, and to realize expected growth opportunities, cost savings and synergies from the Vitro Acquisition, (2) foreign currency fluctuations relative to the U.S. dollar, (3) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (4) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (5) the Company’s ability to generate sufficient future cash flows to ensure the Company’s goodwill is not impaired, (6) consumer preferences for alternative forms of packaging, (7) cost and availability of raw materials, labor, energy and transportation, (8) the Company’s ability to manage its cost structure, including its success in implementing restructuring plans and achieving cost savings, (9) consolidation among competitors and customers, (10) the Company’s ability to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (11) unanticipated expenditures with respect to environmental, safety and health laws, (12) the Company’s ability to further develop its sales, marketing and product development capabilities, (13) the Company’s ability to prevent and detect cybersecurity threats against its information technology systems, (14) the Company’s ability to accurately estimate its total asbestos-related liability or to control the timing and occurrence of events relates to asbestos-related claims, (15) changes in U.S. trade policies, (16) the Company’s ability to achieve its strategic plan, and the other risk factors associated with the business described in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and any subsequently filed Quarterly Report on Form 10-Q. It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this news release.

SOURCE: Owens-Illinois, Inc.

For further information, please contact:

Sasha Sekpeh
O-I Investor Relations
(567) 336-5128
alexandra.sekpeh@o-i.com